UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 14, 2020

PPG INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-1687	25-0730780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One PPG Place, Pittsburgh, Pennsylvania, 15272
(Address of Principal Executive Offices, and Zip Code)
(412) 434-3131
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.66 2/3	PPG	New York Stock Exchange
0.875% Notes due 2022	PPG 22	New York Stock Exchange
0.875% Notes due 2025	PPG 25	New York Stock Exchange
1.400% Notes due 2027	PPG 27	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On April 14, 2020, PPG Industries, Inc. (the “Company”) entered into a $1,500,000,000 364-Day Term Loan Credit Agreement among the Company, the Lenders parties thereto, PNC Bank, National Association, as administrative agent, PNC Bank, National Association, Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation, TD Bank, N.A. and U.S. Bank, National Association, as co-syndication agents, and PNC Capital Markets LLC, BBVA Securities Inc., Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation, TD Securities (USA) LLC and U.S. Bank, National Association, as co-lead arrangers and co-bookrunners (the “Credit Agreement”). Borrowings under the Credit Agreement may be made in U.S. Dollars. The Credit Agreement provides that loans will bear interest at rates based, at the Company’s option, on either (a) the Eurodollar Rate, as defined in the Credit Agreement, plus a margin based on the Company’s Public Debt Rating, as defined in the Credit Agreement, with maximum and minimum margins ranging from 1.25% to 2.00% per annum or (b) the Base Rate, as defined in the Credit Agreement, plus a margin based on the Company’s Public Debt Rating, as defined in the Credit Agreement, with maximum and minimum margins ranging from 0.25% to 1.00% per annum. On April 14, 2020, the Company borrowed $1,500,000,000 under the Credit Agreement. The Credit Agreement terminates and all amounts outstanding are payable on April 13, 2021.
The Credit Agreement contains usual and customary restrictive covenants for facilities of its type, which include, with specified exceptions, limitations on the Company’s ability to create liens or other encumbrances, to enter into sale and leaseback transactions and to enter into consolidations, mergers or transfers of all or substantially all of its assets. The Credit Agreement also requires the Company to maintain a ratio of Total Indebtedness to Total Capitalization, as defined in the Credit Agreement, of 60% or less; provided, that for any fiscal quarter in which the Company has made an acquisition for consideration in excess of $1 billion and for the next five fiscal quarters thereafter, the ratio of Total Indebtedness to Total Capitalization may not exceed 65% at any time.
The Credit Agreement contains, among other things, customary events of default that would permit the lenders to accelerate the loans, including the failure to make timely payments when due under the Credit Agreement or other material indebtedness, the failure to satisfy covenants contained in the Credit Agreement, a change in control of the Company and specified events of bankruptcy and insolvency.
The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by the terms and provisions of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The description of the terms of the Credit Agreement set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
364-Day Term Loan Credit Agreement, dated as of April 14, 2020, among PPG Industries, Inc., the Lenders parties thereto, PNC Bank, National Association, as administrative agent, PNC Bank, National Association, Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation, TD Bank, N.A. and U.S. Bank, National Association, as co-syndication agents, and PNC Capital Markets LLC, BBVA Securities Inc., Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation, TD Securities (USA) LLC and U.S. Bank, National Association, as co-lead arrangers and co-bookrunners.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: April 17, 2020	By:	/s/ Vincent J. Morales
Vincent J. Morales
Senior Vice President and Chief Financial Officer